UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2019

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Contract

On February 26, 2019, Whirlpool Corporation (the “Company”), closed its offering of $700,000,000 aggregate principal amount of 4.750% Senior Notes due 2029 (the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-224381), and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission (the “Commission”). The Notes were issued under an indenture (the “Indenture”), dated March 20, 2000, between the Company, as issuer, and U.S. Bank National Association (as successor to Citibank, N.A.), as trustee, as supplemented by a Certificate of Designated Officers establishing the terms and providing for the issuance of the Notes, a copy of which is filed as Exhibit 4.1 hereto. The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, dated February 20, 2019 (the “Underwriting Agreement”), among the Company, as issuer, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC as representatives of the several underwriters in connection with the offering and sales of the Notes.

The Company intends to use the net proceeds from the sale of the Notes to repay all €600.0 million of outstanding borrowings under the Company’s term loan governed by the Term Loan Agreement, dated as of June 5, 2018, among Whirlpool Corporation, Whirlpool EMEA Finance S.à.r.l., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for such lenders, and if any remain, for general corporate purposes.

Kirkland & Ellis LLP, U.S. counsel to the Company, has issued an opinion to the Company, dated February 26, 2019, regarding certain legal matters with respect to the Notes. A copy of this opinion is filed as Exhibits 5.1 hereto. On February 20, 2019, the Company filed a pricing supplement with the Commission relating to the Notes.

The foregoing description of the Underwriting Agreement and Certificate of Designated Officers does not purport to be complete and is qualified in its entirety by reference to the full text of each of the foregoing, which are filed with this report as Exhibits 1.1 and 4.1, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

1.1	Underwriting Agreement, dated February 20, 2019, among the Company, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC.

4.1	Certificate of Designated Officers of Whirlpool Corporation, dated February 26, 2019.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

February 26, 2019	By:	/S/ BRIDGET K. QUINN
Name: Bridget K. Quinn
Title: Assistant General Counsel and Corporate Secretary